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                                                                   EXHIBIT 10.16
                      S&P COMSTOCK INFORMATION DISTRIBUTION
                                LICENSE AGREEMENT

         AGREEMENT, made as of September 23, 1999, by and between S&P ComStock, Inc. a corporation having offices at 600 Mamaroneck Avenue, Harrison, New York 10528, and Stockpoint, Inc. ("Distributor"), having an office at 2600 Crosspark Road, Coralville, Iowa 52241.

         WHEREAS, S&P ComStock, Inc. gathers, formats and distributes an information service comprised of certain securities and commodities prices and other data which is known as the S&P ComStock Service ("ComStock") and

         WHEREAS, S&P ComStock, Inc. is licensed to distribute information from various Stock Exchanges, Commodity Exchanges, and other sources (collectively, "Sources") as part of S&P ComStock; and

         WHEREAS, the parties desire that certain information from S&P ComStock ("the ComStock Information") as specified in Exhibit A (Part 1), attached hereto, be licensed to Distributor for use by Distributor as described fully in Exhibit B attached hereto (collectively, the "Distributor Service").

         NOW, THEREFORE, the parties mutually agree as follows:

1. Distribution License.

         (a) Distributor is hereby granted for the term of this Agreement a nonexclusive, nontransferable right and license to distribute electronically the ComStock Information via the Distributor Service solely for access by Internet users of the Distributor Service (such users referred to herein as "Subscribers"), provided that the ComStock Information is supplied to the Subscribers by means (such as data encryption, or packet transmission-digitizing) which prevent unauthorized reception, use or retransmission and further provided that Distributor has executed in advance any and all necessary documents with the various Sources, which documents have been accepted and approved by the Sources. Notice of such Sources' acceptance and approval must be supplied to S&P ComStock, Inc. prior to Distributor's use or distribution of the ComStock Information.

         (b) Distributor agrees and understands that it shall directly provide the ComStock Information to Subscribers as specifically set forth in Exhibit B. Distributor also agrees and understands that it shall not otherwise sublicense, transfer, or assign its rights hereunder nor permit the redistribution of the ComStock Information without the express prior authorization of S&P ComStock, Inc. pursuant to a separate agreement or by mutually agreeable amendment executed and attached hereto.

2. ComStock Equipment.

         (a) During the term of this Agreement, S&P ComStock, Inc. shall provide Distributor the equipment listed in Exhibit C, attached hereto ("the ComStock Equipment"), for installation only at the site(s) specified therein. Distributor shall not relocate the ComStock Equipment without the written permission of S&P ComStock, Inc.



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          (b) S&P ComStock, Inc. shall, at Distributor's expense and request, install, furnish, and maintain necessary modems and/or communications interface equipment.

         (c) Distributor shall not attach, or permit or cause to be attached, any non-ComStock equipment to the ComStock communications line or the ComStock Equipment without the prior written permission of S&P ComStock, Inc.

         (d) Distributor shall have no right in or to any of the ComStock Equipment except for the rights of use herein granted. Distributor shall pay all extraordinary costs for repair or replacement of the ComStock Equipment, over and above ordinary maintenance which shall be performed by S&P ComStock, Inc., Such extraordinary maintenance includes electrical work external to the ComStock Equipment, maintenance of accessories or attachments, and repair of damage to the ComStock Equipment resulting from accident, neglect, misuse, failure of electrical power or causes other than ordinary use. Distributor shall promptly return the ComStock Equipment in good condition, ordinary wear and tear excepted, upon termination of this Agreement for any reason.

3. ComStock Information.

         (a) The furnishing to Distributor of the ComStock Information is conditioned upon strict compliance with the provisions of this Agreement, the applicable policies of the Sources, and with all local, state and federal regulations which might pertain to the use of the ComStock Information. It shall be the sole responsibility of Distributor to confirm with the applicable Sources whether or not all of the ComStock Information may be distributed by Distributor to its Subscribers. S&P ComStock, Inc. may discontinue provision of the ComStock Information hereunder, without notice, whenever the terms of its agreements with the Sources require such discontinuance, or if in its reasonable judgment S&P ComStock, Inc. finds a breach by Distributor of any of the provisions of this Agreement. S&P ComStock shall give Distributor at least thirty (30) days notice before discontinuance.

         (b) Neither S&P ComStock, Inc., nor any of its affiliates, nor any Sources make any express or implied warranties (including, without limitation, any warranty of merchantability or fitness for a particular purpose or use). Neither S&P ComStock, Inc., any of its affiliates, or any Sources warrant that the ComStock information will be uninterrupted or error-free. Distributor expressly agrees that its use and distribution of the ComStock Information and its use of the ComStock Equipment is at the sole risk of Distributor and its Subscribers. S&P ComStock, Inc., its affiliates, and all Sources involved in creating or providing the ComStock Information will in no way be liable to Distributor or any of its Subscribers for any inaccuracies, errors or omissions, regardless of cause, in the ComStock Information or for any defects or failures in the ComStock Equipment, or for any damages (whether direct or indirect, or consequential, punitive or exemplary) resulting therefrom. The liability of S&P ComStock, Inc. and its affiliates in any and all categories, whether arising from contract, warranty, negligence, or otherwise shall, in the aggregate, in no event exceed one month's ComStock Information Delivery Fee.


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         (c) Prior to commencing distribution of real time SPC Information to any Subscriber, Distributor shall enter into a written or electronic subscription agreement with each such Subscriber. The form of any such agreement shall be subject to the prior review and written approval of SPC and shall include provisions to the effect that each Subscriber:

         (i) agrees that SPC and the Sources shall have no liability for the accuracy or completeness of the SPC Information or for delays, interruptions, or omissions therein;

         (ii) agrees that its arrangement with Distributor for receipt of the SPC Information is subject to termination in the event that this Agreement between Distributor and SPC is terminated for any reason

         (iii) acknowledges that the Sources described in the preceding paragraph may have the right to terminate provision of the SPC Information to Subscriber with or without notice and that neither any such Source, SPC nor Distributor shall have any liability in connection therewith.

         (d) Distributor agrees that it shall not display the ComStock Information in the Distributor Service without a prominent notice indicating that the ComStock Information is being displayed on a minimum fifteen (15) minute delayed basis, where applicable.

         (e) Distributor also agrees to include S&P Comstock's Terms and Condition of Use, a copy of which is attached hereto as Exhibit E, within the Distributor Service in a manner which alerts Subscribers of the applicability thereof.

         (f) Distributor shall clearly and prominently identify S&P ComStock as the source of the ComStock Information by display of the S&P ComStock logo (the "Logo") in a manner to be agreed to by the parties. Distributor shall also create a hypertext or other computer link from the Logo to the S&P ComStock site on the World Wide Web.

         (g) Distributor represents and warrants that it has and will employ adequate security procedures to prevent the unauthorized access to the ComStock Information or corruption of the ComStock Information.

         (h) Distributor agrees to indemnify and hold S&P ComStock, Inc. and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of: (i) any liability of S&P ComStock, Inc. to any Subscriber where Distributor has failed to include the Terms and Conditions of Use in the Distributor Service pursuant to Section 3(d) above; or (ii) any breach or alleged breach on the part of Distributor or any Subscribers with respect to its/their obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by any Source.



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         (i) S&P ComStock, Inc. represents that it has the rights and licenses necessary to transmit the ComStock Information to Distributor, and that to the best of S&P ComStock, Inc.'s knowledge, the license granted to Distributor hereunder does not infringe any proprietary right or any third party right at common law or any statutory copyright.

         (j) S&P ComStock, Inc. shall deliver the ComStock Information to Distributor at the site(s) set forth in Exhibit C or at such other locations as Distributor may designate within the continental United States or Canada.

4. Payments.

         In consideration for the license granted to Distributor by S&P ComStock, Inc. under this Agreement, Distributor shall make the following payments to S&P ComStock, Inc.:

         (a) Distributor shall pay to S&P ComStock, Inc. a monthly License Fee and Subscriber Fee, as listed in Exhibit D. Together with the Subscriber Fee payment, Distributor shall provide to S&P ComStock, Inc. on a monthly basis a list identifying the number of web hosting 3rd parties and their respective page views. S&P ComStock, Inc. shall keep such list confidential.

         (b) Distributor shall be responsible for the payment of any and all applicable fees billed to S&P ComStock, Inc. or directly to Distributor by Sources, which fees result from Distributor's use and distribution of the ComStock Information. Distributor shall also be responsible for payment of any Subscriber's Source fees which must be paid directly by Distributor to the Sources. Distributor shall provide to S&P ComStock, Inc. a copy of its monthly Source fee reports when and as filed with the Sources.

         (c) Any amounts payable to S&P ComStock, Inc. by Distributor hereunder which are more than thirty (30) days past due shall bear interest at the rate of 1-1/2% per month.

         (d) S&P ComStock, Inc. may, in its sole discretion and at any time following the initial term of this Agreement, change the per-Subscriber fee payment schedule and/or the ComStock Information Delivery Fee as specified herein after having provided written notice to Distributor at least ninety (90) days in advance of such changes.

         (e) S&P ComStock, Inc. may audit Distributor's records for the sole purpose of verifying the accuracy of Distributor's reported monthly Subscriber Fee payments as set forth in Paragraph 4(a), above. Distributor will make such records readily available to S&P ComStock, Inc. for inspection during normal working hours on one week's notice. S&P ComStock, Inc. agrees that Distributor's records will be treated as confidential and will not be used for any purpose other than verifying Distributor's compliance with this Agreement. Any such audit shall be at S&P ComStock, Inc.'s expense unless it is determined that S&P ComStock, Inc. has been underpaid by an amount exceeding five percent (5%) of the revenues actually received by S&P ComStock, Inc. in the period covered by the audit; in such case, the expense of the audit shall be borne by Distributor.

5. Information Enhancements; Changes to Data Specification.

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         (a) Any additions of new Sources or other enhancements to the ComStock
Information which may be made by S&P ComStock, Inc. during the term of this Agreement, while unidentified at this time, will be offered to Distributor under terms and conditions to be negotiated, provided that (i) S&P ComStock, Inc. has the necessary rights to convey such new information to Distributor for redistribution; and (ii) Distributor and S&P ComStock, Inc. execute a separate agreement or an amendment to this Agreement.

         (b) S&P ComStock, Inc. shall have the right, on at least six (6) months prior written notice, to change the ComStock Data Format Specification, provided that any such change shall be made effective generally by S&P ComStock, Inc. to its customers. Distributor shall be responsible at its own expense for making any modifications to its software necessitated by such change.

6. Term.

         (a) This Agreement shall take effect upon its execution by an authorized representative of S&P ComStock, Inc. and of Distributor.

         (b) The term of this Agreement shall be for an initial term of two (2) years commencing on the first day of service operation and shall automatically renew at the end of each term for successive terms, each of the same duration as the initial term, unless it is terminated effective at the end of any term with written notice by either party given to the other at least ninety (90) days prior to the end of the then current term. If S&P ComStock, Inc. increases charges to Distributor pursuant to Paragraph 4(d), above, Distributor shall have the option to terminate this Agreement by written notice to S&P ComStock, Inc. within sixty (60) days of Distributor's receipt of notice of such increases; such termination will become effective no sooner than thirty (30) days from the last day of the month in which notice of termination by Distributor is received by S&P ComStock, Inc.

7. Marketing.

         Distributor may not use the names "ComStock", "SPC.", or "S&P ComStock, Inc.", which are proprietary to S&P ComStock, Inc., or refer to the ComStock Information in marketing or advertising materials without the prior written consent of S&P ComStock, Inc., such consent not to be unreasonably withheld. Upon S&P ComStock, Inc.'s written request, Distributor shall notify Subscribers by a display in the service itself that S&P ComStock is the source of the quote information and any sales literature discussing ComStock provided quotes shall list S&P ComStock as the provider of the service.

8. Rights to Data Specification; Other Confidential Information.

         (a) Distributor agrees and acknowledges that the Data Specification is a confidential and proprietary trade secret belonging to ComStock, and nothing in this Agreement conveys any proprietary rights whatsoever with regard to the Data Specification to Distributor. The Data Specification is provided to the Distributor strictly and solely for the purpose of developing internal computer software to receive the ComStock Information. Distributor may not use the Data Specification for any other purpose whatsoever, including, but not limited to, the development of systems for the receipt or transmission of computer data. Distributor may not give, transmit, or provide access to the ComStock Data Specification to any Subscriber or other third party. On any termination of this Agreement, regardless of cause, Distributor shall promptly return the Data Specification to S&P ComStock, Inc. and shall provide a written certification by an officer that no copies have been retained by Distributor.

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         (b) In addition to the duties imposed on Distributor pursuant to
Paragraph 8(a), above, S&P ComStock, Inc. and Distributor agree to hold confidential any and all of each other's trade secrets, procedures, formulae, financial data, Subscriber lists, and future plans, which may be learned before and during the term of this Agreement. Notwithstanding the foregoing, however, such duty of confidentiality shall not extend to information which is or comes into the public domain, is rightfully obtained from third parties not under a duty of confidentiality, or which is independently developed without reference to the other party's confidential information.

         (c) The duties of confidentiality imposed herein shall survive any termination of this Agreement.

9. Prevention of Performance.

         Neither party shall be liable for any failure in performance of this Agreement if such failure is caused by acts of God, war, governmental decree, power failure, judgment or order, strike, or other circumstances, whether or not similar to the foregoing, beyond the reasonable control of the party so affected. Neither party shall have any liability for any default resulting from force majeure, which shall be deemed to include any circumstances beyond its control. Such circumstances shall include, but are not limited to acts of the government, fires, flood, strikes, power failures or communications line or network failures.

10. Right of Termination in the Event of Breach or Bankruptcy; Right to Injunctive Relief.

         (a) Either party shall have the right to terminate this Agreement for material breach by the other party by giving thirty (30) days prior written notice, such termination to take effect unless the breach is cured or corrected within such notice period.

         (b) If a receiver is appointed for either party's business or if either party petitions under the Bankruptcy Act and is adjudicated a bankrupt, declared an insolvent, or makes an assignment for the benefit of creditors, then the other party shall, upon thirty (30) days prior written notice, have the right to terminate this Agreement.

         (c) Upon termination of this Agreement for any reason, Distributor shall cease all use and distribution of any of the ComStock Information.

         (d) In addition to and notwithstanding the above, if Distributor, or any of its employees, agents or representatives, shall attempt to use or dispose of the ComStock Information or the Data Specification in a manner contrary to the terms of this Agreement, S&P ComStock, Inc. shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempt, it being acknowledged that legal remedies are inadequate.

         (e) SPC shall have the right to terminate this Agreement upon written notice to Distributor in the event of a sale or transfer of all or substantially all of the assets of Distributor or a sale or transfer of a controlling equity interest in Distributor.

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11. Assignment.

         This Agreement may not be assigned, sublicensed or otherwise transferred by either party without the written consent, except to a majority owned subsidiary, of the other party, such consent not to be unreasonably withheld, provided, however, that no such consent shall be required with respect to any assignment by S&P ComStock, Inc. to its parent company, or to any S&P ComStock, Inc. affiliate. Any attempted transfer or assignment of this Agreement in violation of this provision shall be null and void.

12. Entire Agreement.

         This Agreement and its Exhibits embodies the entire agreement between the parties hereto. There are no promises, representations, conditions or terms other than those herein contained. No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

13. Non-Waiver.

         The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.




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14. Notices.

All notices under this Agreement shall be given in writing to the parties as follows:

To:               S&P ComStock, Inc.
                  600 Mamaroneck Avenue
                  Harrison, New York 10528
                  Attn.: Mr. Paul Zinone

To:               Stockpoint, Inc.
                  2600 Crosspark Road
                  Coralville, Iowa 52241
                  Attn.: Mr. William Staib

15. Governing Law.

         This Agreement shall be governed by the laws of the State of New York and the parties agree to select New York jurisdiction for any claims or disputes which may arise hereunder.

         IN WITNESS WHEREOF, Distributor and S&P ComStock, Inc. have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.

S&P COMSTOCK, INC.

By:  /s/  [illegible]

Title:  President

Date:  9/23/99

DISTRIBUTOR

By:  /s/  William E. Staib

Title:  CEO

Date:  9/23/1999


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                                    EXHIBITS

A.  COMSTOCK INFORMATION DEFINITION; AUTHORIZED COUNTRIES

B.  DESCRIPTION OF DISTRIBUTOR SERVICE

C.  LISTING OF COMSTOCK EQUIPMENT; DISTRIBUTOR DELIVERY SITES

D.  SCHEDULES OF SUBSCRIBER FEES

E.  TERMS AND CONDITIONS OF USE



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